Exhibit 99.1

March 21, 2013

Prologis Calls Six Series of its Preferred Stock for Redemption

SAN FRANCISCO, March 21, 2013 /PRNewswire/ — Prologis, Inc. (NYSE: PLD), the leading global owner, operator and developer of industrial real estate, today announced that it has called for redemption all of its outstanding preferred stock shown below, par value $0.01 per share (the “Preferred Shares”), for the aggregate redemption prices per share of each series shown below (the “Redemption Price”).

Series	CUSIP No.	Redemption Price	Accrued and Unpaid Dividends	Aggregate Redemption Price
6 1/2% Series L Cumulative Redeemable Preferred Stock	74340W509	$25.00	$0.013542	$25.013542
6 3/4% Series M Cumulative Redeemable Preferred Stock	74340W608	$25.00	$0.014063	$25.014063
7.00% Series O Cumulative Redeemable Preferred Stock	74340W707	$25.00	$0.014583	$25.014583
6.85% Series P Cumulative Redeemable Preferred Stock	74340W806	$25.00	$0.014271	$25.014271
Series R Cumulative Redeemable Preferred Stock	74340W301	$25.00	$0.089063	$25.089063
Series S Cumulative Redeemable Preferred Stock	74340W400	$25.00	$0.089063	$25.089063

The Redemption Date will be April 19, 2013. From the Redemption Date forward, dividends on Preferred Shares will no longer accrue and holders of the Preferred Shares will have no rights as such holders other than the right to receive the Redemption Price, without interest, upon book-entry transfer or surrender of the Preferred Shares.

The Notice of Redemption will be mailed to record holders of the Preferred Shares on or about March 21, 2013. Computershare Trust Company, N.A. will act as the redemption agent. Questions relating to the Notice of Redemption should be directed to Computershare Trust Company, N.A. at 800-546-5141 or to a Prologis Investor Relations Representative at 415-394-9000.

About Prologis

Prologis, Inc. is the leading global provider and operator of logistics infrastructure, focused on global and regional markets across the Americas, Europe and Asia. As of Dec. 31, 2012, Prologis owned or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 554 million square feet (51.5 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.

The statements in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this release.